                                 AMENDMENT NO. 2
                                     to the
                          FUND PARTICIPATION AGREEMENT

     AMENDMENT, dated as of May 1, 1999, to the Fund Participation Agreement dated 11th day of May, 1998 (the "Agreement"), by and between BT Insurance Funds Trust ("Trust"), Bankers Trust Company ("Adviser"), and The Lincoln National Life Insurance Company ("Life Company").

     WHEREAS, Trust, Life Company and Adviser wish to revise Appendices A and B to the Agreement;

     NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Life Company and Adviser hereby agree as follows:


     I. Appendix A to the Agreement is hereby amended, and restated in its entirety, by the Appendix A attached to this Amendment.

     2. Appendix B to the Agreement is hereby amended, and restated in its entirety, by the Appendix B attached to this Amendment.

     Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                        BT INSURANCE FUNDS TRUST

                                        By
                                        Name:
                                        Title

                                        THE LINCOLN NATIONAL LIFE INSURANCE
                                        COMPANY

                                        By:
                                        Name:
                                        Title: Vice President

                                        BANKERS TRUST COMPANY

                                        By:
                                        Name:
                                        Title:

                                   APPENDIX A
                         (Revised effective May 1, 1999)


                       BT INSURANCE FUNDS TRUST PORTFOLIOS

                              Equity 500 Index Fund
                              Small Cap Index Fund
                             EAFE Equity Index Fund

                                   APPENDIX B
                         (Revised effective May 1, 1999)



                                SEPARATE ACCOUNTS

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT Q

LINCOLN NATIONAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT 53

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT M

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE SEPARATE ACCOUNT R

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT S

LINCOLN NATIONAL LIFE INSURANCE COMPANY SEPARATE ACCOUNT 36
     (EFFECTIVE AUGUST 13, 1999)